UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

SMACK SPORTSWEAR

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53049

Nevada	26-1665960
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1765 Oak Street, Torrance CA	90501
(Address of principal executive offices)	(Zip Code)

(310) 787-1222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))-1-

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 10, 2012, the Board of Directors of Smack Sportswear (the “Company” or the “Registrant”) approved the appointment of Mr. Charles A. Lesser, to hold the Chief Financial Officer position.

The Company entered into a three year employment agreement with Mr. Lesser, whereby he will receive an initial annual salary of $120,000 and be entitled to receive up to 3,000,000 shares of the Company’s common stock during his employment period. He will also be eligible to receive bonus payments, or other incentives based on the performance and growth of the company as reasonably approved by the Board of Directors. (See Employment Agreement, Exhibit 10.5.)

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Bill Sigler	45	CEO, President, Director
Charles A. Lesser	66	CFO
Ray Valdez	33	CTO

Biography of Bill Sigler, CEO/President/Director

Mr. Sigler’s management of the business (since 1994), coupled with his entrepreneurial experience and passion for the sport, makes him the ideal leader to drive this endeavor. His relationships in the sport will be key to aligning strategic partners. He coached club volleyball from 2002-2009, coached some of the top players on the beach, and has been running amateur volleyball classes and leagues since 1996. He is a member of Vistage, the Los Angeles Venture Association, and has been on the board of 6 other companies. Mr. Sigler also established a non-profit called Southern California Foundation for Children in 2001, which has raised over $300,000 for underprivileged kids. He has also been an appointed member of the Hermosa Beach Parks and Rec Commission since 2002.

Mr. Sigler was hired by Stuart Pharmaceuticals (know Astra Zeneca). At that time it was a division of ICI Americas (based in Delaware). One of the largest companies in the world, Mr. Sigler was recruited in his senior year of college to participate in ICI’s Corporate Program, which included 25 of their top college hires across all divisions. The program was designed to train future management. Mr. Sigler first worked in the MIS department supporting sales and marketing senior management with PC Support, and systems development. He then was moved to marketing, where Mr. Sigler was the company’s youngest Assistant Product Manager, where he helped launch an innovative new anesthetic called Propofol, as well as prenatal vitamins. He was then transferred into sales in Raleigh, NC.

He then moved to California in 1992, where he became a Neonatal specialist for a regional medical equipment company. From there Mr. Sigler followed his entrepreneurial instincts and partnered with a Taiwanese durable medical equipment manufacturer to open a North American distribution center, where he established all aspects of Nova Ortho Med. Within 2 years, the company had 16 independent reps nationwide, distribution to hundreds of dealers, and sales of over $5 million. The company is now doing over $50 million in sales per year. Mr. Sigler sold his 30% equity in 1996 to focus entirely on Smack Sportswear.

Mr. Sigler taught himself to play volleyball at age 23, and rose to the highest amateur rank (AAA) by age 32 (and was ranked in the top 100 players in California). Mr. Sigler’s passion for the sport led him to starting Smack Sportswear, an apparel company devoted to So Cal inspired volleyball apparel. The company was established in Manhattan Beach, CA in 1994. During the 90’s Mr. Sigler was able to build a brand that was sold in Sports Chalet, as well as specialty stores nationwide. In 2001, Mr. Sigler focused attention on the indoor volleyball apparel market, which allowed for higher profits thru a B2C model, as well as the ease at which one could gain volume orders.

Education:

Mr. Sigler graduated with a BS degree from University of Delaware with honors in both Economics and Management Information Systems in 1988, with a 3.4 GPA.

Biography of Charles A. Lesser, Chief Financial Officer

Charles A. Lesser, from 2011 to Present, has been an investor in Lolli Factory, a start-up clothing brand venture and was the President from July-October, 2011 of Omni Ventures, a development stage public company and assisted in the re-introduction of a premium jean brand, PRVCY Couture Jeans..

From 2007 until 2010, Mr Lesser was CFO and then CEO of Panglobal Brands, Inc., Los Angeles, California, a Public company engaged in the design, production and sale of apparel.

From September, 2003 until March, 2007, Mr. Lesser was the Chief Financial Officer of True Religion Apparel and the Chief Financial Officer of its wholly owned subsidiary, Guru Denim Inc; and acted as a consultant to the company until September, 2007. Mr. Lesser was Acting President and a Director of Alpha Virtual Inc., a software development company listed on the OTCBB from January to August, 2003. From 1997 until 2002, Mr. Lesser was Chief Financial Officer and a Director of CBCom, Inc., an Internet service provider whose common shares were quoted on the OTCBB.

Education/CPA License:

Mr. Lesser holds a B.A. degree from the University of Pittsburgh and a M.B.A. degree from the University of the Witwatersrand and has attended the Global Master of Arts Program, Fletcher School of Law and Diplomacy, Tufts University, Medford, Massachusetts. Certified Public Accountant, Texas, 1986.

Biography of Ray Valdez –Chief Technology Officer

Mr. Ray Valdez has 14-years of experience and a strong financial and technological background. He started his first online business while at California State University Chico, where he received a Bachelor’s of Science in Business Administration and Finance. He has built and owned various successful retail and e-commerce companies and has received many awards including fastest growing companies by Inc. Magazine. Most recent company, which he was Co-Founder and CEO, was www.bambooki.com which has over 200+ suppliers worldwide and is now the largest online retailer of Bamboo products.

In his financial experience he has held positions such as Controller and CFO. He has developed various profitable drop ship, distribution center, big box and retail programs with major retailers including Sears, K-Mart, Home Depot, Wal-Mart, etc. He has conducted business all over the world and also has extensive knowledge in international trade, logistics and operations management.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.5	Employment Agreement between Smack Sportswear and Charles A. Lesser dated December 10, 2012.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Smack Sportswear Registrant

Date: December 10, 2012	/s/ Bill Sigler_______
Name: Bill Sigler
Title: CEO and Director

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